                                    EXHIBIT B

                             JOINT FILING AGREEMENT

         In accordance with rule 13-d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13-D (including amendments thereto) with respect to the common stock of the Fairchild Corporation (formerly, Banner Industries, Inc.) and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 26th day of July 2002.

Date: July 26, 2002                          /s/ JEFFREY J. STEINER
                                             -----------------------------------
                                             JEFFREY J. STEINER
                                             by David I. Faust,
                                             his attorney-in-fact



                                             THE STEINER GROUP LLC



Date: July 26, 2002                          By:/s/ JEFFREY J. STEINER
                                                --------------------------------
                                                JEFFREY J. STEINER, Manager
                                                by David I. Faust,
                                                his attorney-in-fact


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